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Exhibit 9.01

Contact:	Stewart Lindsay Bunge Limited 1-914-684-3369 stewart.lindsay@bunge.com

Bunge Announces Pricing of Senior Notes Offering

        WHITE PLAINS, NY—July 6, 2005—Bunge Limited (NYSE: BG) announced today that it has priced an offering pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended, of $400 million aggregate principal amount of 5.10% senior notes due 2015. The senior notes will be issued by Bunge Limited's wholly owned subsidiary, Bunge Limited Finance Corp., and guaranteed by Bunge Limited. The transaction is expected to close on July 11, 2005.

        Bunge intends to use the net proceeds from the offering to reduce outstanding indebtedness.

        The senior notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

        This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. There shall not be any sale of the senior notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under applicable securities laws, or absent the availability of an exemption from such registration or qualification requirements. Any offers of the senior notes will be made only by means of a private offering memorandum.

About Bunge Limited

        Bunge Limited is an integrated, global agribusiness and food company operating in the farm-to-consumer food chain. Founded in 1818 and headquartered in White Plains, New York, Bunge has 25,000 employees and locations in 32 countries. Bunge is the world's leading oilseed processor, the largest producer and supplier of fertilizers to farmers in South America and the world's leading seller of bottled vegetable oils to consumers.

Cautionary Statement Concerning Forward-Looking Statements

        This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate," "continue" and similar expressions. These forward- looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward- looking statements. The following important factors, among others, could affect our business and financial performance: our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances; estimated demand for the commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the agribusiness industry and unpredictability of the weather; agricultural, economic and political conditions in the primary markets where we operate; other economic, business, competitive and/or regulatory factors affecting our business generally; and our ability to complete this transaction. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

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  Exhibit 9.01